As filed with the Securities and Exchange Commission on April 25, 1997
                              Registration No. 333-
                       ----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           HUMAN GENOME SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   22-3178468
                      (I.R.S. employer identification no.)

               9410 KEY WEST AVENUE, ROCKVILLE MARYLAND 20850-3338 (Address of principal executive offices) (Zip code)

               HUMAN GENOME SCIENCES, INC. 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                           WILLIAM A. HASELTINE, PH.D.
                           HUMAN GENOME SCIENCES, INC.
                              9410 KEY WEST AVENUE
                         ROCKVILLE, MARYLAND 20850-3338
                     (Name and address of agent for service)

                                 (301) 309-8504
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Sheldon E. Misher
                             Steven A. Fishman, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017


                         CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                            Proposed        Proposed
                                                            Maximum         Maximum
                                                            Offering        Aggregate       Amount of
Title of Each Class of                  Amount to           Price Per       Offering      Registration
Securities to be Registered         be Registered(1)        Share(2)          Price             Fee
---------------------------         ----------------        --------          -----             ---
 Common Stock,
  $.01 par value                       2,500,000             $32.50        $81,250,000      $24,621.21

----------
(1) Includes 1,000,000 shares issuable pursuant to an amendment to the 1994 Stock Option Plan which was approved by the Company's Board of Directors or January 21, 1997 and is subject to stockholder approval. Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1994 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low price of the Common Stock on April 22, 1997 as reported on Nasdaq.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference

                  The  documents   listed  below  are  hereby   incorporated  by
reference into this Registration Statement. In addition, all documents subsequently filed by Human Genome Sciences, Inc. (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

                  (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including any documents or portions thereof incorporated by reference therein;

                  (b)             None;

                  (c) the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 2, 1993, including any amendment or supplement thereto.

Item 6.           Indemnification of Directors and Officers

                  The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL").

                  In accordance with Section 102(b)(7) of the GCL, the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in
Section 102(b)(7).

                  The Company has obtained and maintains a policy of insurance with a face amount of $10,000,000 (subject to certain deductible provisions and exclusions) covering its officers and directors and indemnifying them against loss on account of claims made against them, including, but not limited to, damages, judgments, costs and the costs of defense of such claims, arising from breach of duty, neglect, error, negligent misrepresentations, omission or act, or any claim arising solely by reason of status as an officer or director.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers or persons controlling the Company pursuant tot the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 8.           Exhibits

                      4 Human Genome Sciences, Inc. 1994 Stock Option Plan, as amended

                      5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

                   23.1           Consent  of  Ernst  & Young  LLP,  Independent
                                  Auditors

                   23.2 Consent of Richard A. Eisner & Company LLP, Independent Auditors

                   23.3 Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5)

                     24           Power of Attorney (included on signature page)

Item 9.           Undertakings

                  (a)    The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                  (i) To  include  any  prospectus  required  by
                                  Section  10(a)(3)  of  the  Securities  Act of
                                  1933;

                                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant as described above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on the 23rd day of April, 1997.

                                          HUMAN GENOME SCIENCES, INC.

                                          By:  /s/ William A. Haseltine, Ph.D.
                                               ---------------------------------
                                                   William A. Haseltine, Ph.D.
                                                    Chairman and Chief Executive
                                                    Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints William A. Haseltine, Ph.D. and Melvin D. Booth, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                             Title                      Date
---------                             -----                      ----

/s/ William A. Haseltine, Ph.D.       Chairman of the Board      April 23, 1997
---------------------------------     and Chief Executive
William A. Haseltine, Ph.D.           Officer (principal
                                      executive officer)


 /s/ Melvin D. Booth                  President and Chief        April 23, 1997
---------------------------------     Operating Officer and
Melvin D. Booth                       Director

/s/ Craig A. Rosen, Ph.D.             Senior Vice President      April 23, 1997
---------------------------------     -- Research and
Craig A. Rosen, Ph.D.                 Development and
                                      Director

/s/ Bradley G. Lorimier               Senior Vice President       April 23, 1997
---------------------------------     -- Business Development
Bradley G. Lorimier                   and Director


/s/ Steven Mayer                      Senior Vice President and  April 23, 1997
---------------------------------     Chief Financial Officer
Steven Mayer                          (principal financial
                                      and accounting officer)

/s/ Robert A. Armitage               Director                    April 23, 1997
---------------------------------
Robert A. Armitage

                                      Director                   ________, 1997
---------------------------------
James H. Cavanaugh, Ph.D.


/s/ Beverly Sills Greenough           Director                   April 23, 1997
---------------------------------
Beverly Sills Greenough


/s/ Donald D. Johnston                Director                   April 23, 1997
----------------------------------
Donald D. Johnston


/s/ Max Link, Ph.D.                   Director                   April 23, 1997
---------------------------------
Max Link, Ph.D.


---------------------------------     Director                   ________, 1997
Joshua Ruch


/s/ Robert Hormats                    Director                   April 23, 1997
---------------------------------
Robert Hormats


 /s/ James B. Wyngaarden, M.D.        Director                   April 23, 1997
---------------------------------
James B. Wyngaarden, M.D.